UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2012

LaserLock Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)
Nevada (State or Other Jurisdiction of Incorporation)	0-31927 (Commission File Number)	23-3023677 (I.R.S. Employer Identification No.)

837 Lindy Lane
Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 668-1952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01.    Entry into a Material Definitive Agreement.

On December 31, 2012, LaserLock Technologies, Inc. (“LaserLock” or the “Company”) and VerifyMe, Inc. (“VerifyMe”), a Texas corporation, entered into an Investment Agreement (the “Investment Agreement”).

Pursuant to the terms and conditions of the Investment Agreement, LaserLock issued to VerifyMe 22,222,222 shares of common stock of the Company and a warrant to purchase 22,222,222 shares of common stock of the Company with an exercise price of $0.10 per share. The aggregate purchase price for the shares issued pursuant to the terms of the Investment Agreement is $1,000,000 (or $0.045 per share). The Investment Agreement contains customary representations and warranties from LaserLock and VerifyMe. LaserLock will use the proceeds received pursuant to the Investment Agreement to pay expenses incurred in the normal course of business consistent with the Company’s business plan. In connection with the Investment Agreement, LaserLock and VerifyMe entered into certain intellectual property and technology transfer and services agreements (collectively, the “IP Agreements”), as described in further detail below. Pursuant to the Investment Agreement and the IP Agreements, LaserLock issued to VerifyMe an aggregate total of 26,666,666 shares of common stock of the Company and warrants to purchase 48,888,888 shares of common stock of the Company with an exercise price of $0.10 per share, for an aggregate purchase price of $2,000,000.

Registration Rights Agreement

In connection with the Investment Agreement, LaserLock and VerifyMe entered into a Registration Rights Agreement, dated as of December 31, 2012 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, at any time on or after the date that is four months from the effective date of the Registration Rights Agreement, VerifyMe may demand that LaserLock file a registration statement on Form S-1 to register under the Securities Act of 1933 (the “Securities Act”) the resale or other distribution of the shares and warrants obtained and held by VerifyMe pursuant to the Investment Agreement and the IP Agreements to the shareholders of VerifyMe on a pro rata basis in such transaction structure as VerifyMe may determine, subject to applicable legal and regulatory requirements. After such a demand has been made by VerifyMe, LaserLock has a period of two months to file the subject registration statement.

Technology and Services Agreement

In connection with the Investment Agreement, LaserLock and VerifyMe entered into a Technology and Services Agreement, dated as of December 31, 2012 (the “Technology and Services Agreement”), whereby LaserLock is required to support, both internally and externally, the technology and software supported by certain patents licensed by LaserLock from VerifyMe such that the Company will take all commercially reasonable actions, which the Company shall exercise in its sole discretion, to develop, support, sell, and market the technology and products created thereunder in the fields and markets for the technology. Pursuant to the terms of the Technology and Services Agreement, LaserLock received $1,000,000 in cash consideration, and VerifyMe received a warrant to purchase 22,222,222 shares of common stock of the Company, with an exercise price of $0.10 per share. LaserLock is required to use a portion of the total proceeds received under the Technology and Services Agreement to hire a full time Chief Technology Officer or a Chief Information Officer and two full time business developers who will have development, marketing and selling responsibilities. The Technology and Services Agreement also requires LaserLock to execute an agreement with Zaah Technologies, Inc. to secure technical hosting for the technology and software.

Patent and Technology License Agreement

In connection with the Investment Agreement, LaserLock and VerifyMe entered into a Patent and Technology License Agreement, dated as of December 31, 2012 (the “Patent and Technology License Agreement”), whereby LaserLock agrees to license certain patents and patent applications required in connection with the Company’s use of certain assets purchased from VerifyMe. The license is exclusive for one year with additional extensions based upon LaserLock meeting certain minimum royalty payments. Following such exclusive period, the license shall become non-exclusive. LaserLock is permitted to sublicense the patents to the extent required to sell or distribute products based thereon. In the event VerifyMe sells the patents during the period of exclusivity, LaserLock would be entitled to 10% of the proceeds of such sale. Pursuant to the terms of the Patent and Technology License Agreement, LaserLock paid the initial consideration in the amount of $100,000 to VerifyMe in the form of 2,222,222 shares of common stock of the Company and a warrant to purchase 2,222,222 shares of common stock of the Company with an exercise price of $0.10 per share.

Asset Purchase Agreement

In connection with the Investment Agreement, LaserLock and VerifyMe entered into an Asset Purchase Agreement, dated as of December 31, 2012 (the “Asset Purchase Agreement”), whereby LaserLock purchased certain trademark rights, software and domain names from VerifyMe. The purchase of the assets was “as is,” subject to an indemnification obligation from VerifyMe for claims relating to breach of the agreement, infringement and products liability. VerifyMe’s liability under the indemnification is capped to the purchase price. LaserLock is required to indemnify VerifyMe for claims based on the manufacture, sale or use of products embodying the purchased assets. Pursuant to the terms of the Asset Purchase Agreement, LaserLock paid the consideration in the amount of $100,000 to VerifyMe in the form of 2,222,222 shares of common stock of the Company and a warrant to purchase 2,222,222 shares of common stock of the Company with an exercise price of $0.10 per share.

Item 3.02.    Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The securities issued above were offered and sold pursuant to an exemption from registration requirements provided by Section 4(2) of the Securities Act.

In addition, between October 18, 2012, and January 2, 2013, the Company sold an aggregate total of 19,888,889 shares of common stock of the Company, at per share prices from $0.045 to $0.05, for a total consideration of $960,000, to a class of “friends and family” investors including officers and directors. An additional 333,333 shares of common stock of the Company were issued pursuant to the exercise of a warrant at an exercise price of $0.15. The securities issued in connection with such additional investments were offered and sold pursuant to an exemption from registration requirements provided by Section 4(2) of the Securities Act.

Item 4.01.    Changes in Registrant’s Certifying Accountant.

On January 1, 2013, LaserLock dismissed BDO USA, LLP and engaged Morison Cogen LLP (“Morison Cogen”) as its independent registered public accounting firm. The dismissal has been approved by the Board of Directors of the Company.

Morison Cogen served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2008, 2009, 2010 and 2011 and was dismissed on April 27, 2012. Except during such period of Morison Cogen’s prior service for the Company, the Company did not consult with Morison Cogen regarding (i) the application of accounting principles to a specific or contemplated transaction or regarding the type of audit opinions that might be rendered by Morison Cogen on the Company’s financial statements, and Morison Cogen did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

By:	/s/ Norman A. Gardner
Norman A. Gardner
President and CEO

Dated: January 7, 2013

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